Exhibit 10.44

AMENDMENT NO. 2 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this “Amendment”), effective as of March 12, 2007, is entered into by and between NOVADEL PHARMA INC; a Delaware corporation with principal executive offices at 25 Minneakoning Road, Flemington, New Jersey 08822 (the “Company”), and MICHAEL E.B. SPICER, residing at 25 Princess Pine Lane, Easton, Connecticut 06612 (the “Executive”). The Company and the Executive each may be referred to herein individually as a “Party”, or collectively as the “Parties”.

WHEREAS, the Parties entered into that certain Employment Agreement dated December 20, 2004, and an Amendment to Employment Agreement dated September 2, 2005, (together, the “Agreement”) pursuant to which the Company employed the Executive as Chief Financial Officer of the Company and the Executive agreed to serve in that capacity;

WHEREAS, the Agreement provided for certain terms and conditions for which the Parties agreed upon; and

WHEREAS, the Parties desire to amend the Agreement to provide additional sums of compensation to be used to reimburse Executive for his living expenses.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants of the Parties, the Parties hereto, do hereby agree as follows:

1.	Compensation. Section 4(g) of the Agreement shall be amended and restated in its entirety to provide as follows:

“4(g)            Living Expenses. The Company will reimburse Executive for his documented housing expenses, including rent and utilities for his current apartment in or near Flemington, NJ, as well as, for his documented commutation expenses from his primary residence in Connecticut, including tolls and mileage, in an amount not to exceed $2,083 per month or $25,000 in the aggregate in any calendar year, for the period commencing July 1, 2006 through December 20, 2007.”

2.	Confirmation of Agreement. Except as otherwise amended or modified hereby, all terms of the Agreement shall remain in full force and effect.

3.	Capitalized Terms. Capitalized terms used but not defined in the Amendment shall have the meanings ascribed to them in the Agreement.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEROF, the duly authorized officers of the Parties have executed the Amendment as of the dates set forth below their respective signatures.

NOVADEL PHARMA INC.		MICHAEL E.B. SPICER

By:	/s/Jan H. Egberts, M.D.	By:	/s/Michael E.B. Spicer

Name:	Jan H. Egberts, M.D.	Name:	Michael E.B. Spicer

Title:	President and CEO	Title:	Chief Financial Officer

Date:	March 12, 2007	Date:	March 12, 2007